EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 13, 2025, except for Notes 1, 4, 6 and 8 which are dated May 7, 2025, with respect to the audited financial statements of Lake Superior Acquisition Corp as of December 31, 2024, and for the period from March 19, 2024 (inception) through December 31, 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 7, 2025